Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated January 23, 2004, on our audits of CSI International, Inc. financial statements as of August 31, 2003 and 2002 and for each of the years in the two-year period ended August 31, 2003 in the Registration Statement on Amendment No. 4 to Form S-4 of Neomedia Technologies, Inc.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Eisner LLP
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New York, New York
October 27, 2005